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                                                                    Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Telecorp PCS, Inc. of our report dated March 8, 1999, except for the information in Note 16, for which is dated September 29, 1999 relating to the financial statements of Telecorp PCS, Inc, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.





PricewaterhouseCoopers LLP
McLean, VA
October 1, 1999